Exhibit 5.1

30 Rockefeller Plaza New York, NY 10112-4498 TEL +1 212.408.2500 FAX +1 212.408.2501 BakerBotts.com	AUSTIN BRUSSELS DALLAS DUBAI HOUSTON LONDON	NEW YORK PALO ALTO RIYADH SAN FRANCISCO Singapore WASHINGTON

February 28, 2025

Cactus, Inc.
920 Memorial City Way, Suite 300
Houston, Texas 77024

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Cactus, Inc., a Delaware corporation (the “Company”), with respect to the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed on or about the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to: (a) the Company’s proposed offer and sale, from time to time, pursuant to Rule 415 under the Securities Act, of an indeterminate amount of (i) shares of Class A common stock, par value $0.01 per share, of the Company (the “Common Stock”), (ii) shares of preferred stock, par value $0.01 per share, of the Company, in one or more series (the “Preferred Stock”), (iii) depositary shares representing Preferred Stock (the “Depositary Shares”), (iv) warrants for the purchase of Common Stock, Preferred Stock or any combination of the foregoing (the “Warrants”), and (v) senior or subordinated debt securities of the Company, in one or more series (the “Debt Securities” and, together with the Common Stock, the Preferred Stock, the Depositary Shares and the Warrants, the “Primary Securities”); and (b) the proposed resale by one or more selling stockholders (the “Selling Stockholders”) named in the Registration Statement of up to 11,631,009 shares of Class A Common Stock (the “Secondary Securities” and, together with the Primary Securities, the “Securities”), which Secondary Securities consist of (i) 11,310,359 shares of Class A Common Stock that may be issued by the Company in connection with redemptions of an equivalent number of units representing limited liability company interests in Cactus Companies, LLC (“Cactus Companies”), together with a corresponding number of shares of the Company’s Class B common stock, par value $0.01 per share, as provided in the Amended and Restated Limited Liability Company Operating Agreement (the “Cactus Companies LLC Agreement”) of Cactus Companies (“Redemption Common Stock”), and (ii) 320,650 shares of Class A Common Stock that are currently held by the Selling Stockholders (the “Resale Common Stock”).

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We have also participated in the preparation of a prospectus relating to the Securities (the “Prospectus”), which is contained in the Registration Statement. The Securities are to be sold from time to time, together or separately and in one or more offerings, as set forth in the Registration Statement, the Prospectus and any supplements to the Prospectus (collectively, the “Prospectus Supplements,” and each, a “Prospectus Supplement”). The Securities are to be sold pursuant to any purchase, underwriting or similar agreement in substantially the form to be filed under a Current Report on Form 8-K. The Senior Debt Securities may be issued pursuant an indenture, a form of which is included as an exhibit to the Registration Statement (as amended or supplemented from time to time, the “Senior Indenture”), between the Company and a trustee to be named in the Senior Indenture. The Subordinated Debt Securities may be issued pursuant an indenture, a form of which is filed is filed as an exhibit to the Registration Statement (as amended or supplemented from time to time the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures,” and each an “Indenture”), between the Company and a trustee to be named in the Subordinated Indenture.

In connection with the opinions expressed herein, we have examined, among other things: (i) the Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company; (ii) the Cactus Companies LLC Agreement; (iii) the Registration Statement; (iv) the Prospectus; (v) the forms of the Senior Indenture and the Subordinated Indenture filed as Exhibits 4.3 and 4.4, respectively, to the Registration Statement; and (vi) the records of corporate proceedings of the Company that have occurred prior to the date hereof with respect to the Registration Statement. We have also reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinions expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.

In connection with rendering the opinions set forth below, we have also assumed that: (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) the Registration Statement and any subsequent pre-effective or post-effective amendments will have become effective and comply with all applicable laws and such effectiveness shall not have been terminated or rescinded; (v) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the applicable Prospectus Supplement; (vi) the applicable Indenture will have been duly qualified under the Trust Indenture Act of 1939, as amended; (vii) one or more Prospectus Supplements will have been prepared and filed with the Commission describing the Securities offered thereby; (viii) the Indentures, and any supplemental indenture relating to a particular series of Debt Securities, will be duly authorized, executed and delivered by the parties thereto, substantially in the form reviewed by us; (ix) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (x) the Primary Securities being offered and any other securities issuable upon conversion, exchange or exercise thereof will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; (xi) the Redemption Common Stock will have been issued in accordance with the Cactus Companies LLC Agreement; and (xii) the Securities will be sold in the manner set forth in the Registration Statement and the applicable Prospectus Supplement.

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Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that:

1. With respect to shares of Common Stock, when both (A) the board of directors (the “Board”) of the Company (or a committee thereof) has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters; and (B) certificates representing the shares of Common Stock have been duly executed, countersigned, registered, and delivered (or non-certificated shares of Common Stock shall have been properly issued) either (i) in accordance with the applicable definitive purchase, underwriting, or similar agreement approved by the Board or such officers upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein; or (ii) upon conversion or exercise of any other Primary Security, in accordance with the terms of such Primary Security or the instrument governing such Primary Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), then the shares of Common Stock will be legally issued, fully paid, and nonassessable;

2. With respect to shares of any series of Preferred Stock, when (A) the Board (or a committee thereof) has taken all necessary corporate action to approve the issuance and terms of the shares of the series, the terms of the offering thereof and related matters, including the adoption of a resolution establishing and designating the series and fixing and determining the preferences, limitations and relative rights thereof and the filing of a statement with respect to the series with the Secretary of State of the State of Delaware (the “Certificate of Designation”); and (B) certificates representing the shares of the series of Preferred Stock have been duly executed, countersigned, registered and delivered (or non-certificated shares of Preferred Stock shall have been properly issued) either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, then upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein; or (ii) upon conversion, exchange or exercise of any other Primary Security in accordance with the terms of the Primary Security or the instrument governing the Primary Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), the shares of the series of Preferred Stock will be validly issued, fully paid and non-assessable;

3. With respect to the Depositary Shares, when (A) the Board (or a committee thereof) has taken all necessary corporate action to approve the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters, including the adoption of a Certificate of Designation relating to the Preferred Stock underlying the Depositary Shares and the filing of such Certificate of Designation with the Secretary of State of the State of Delaware; (B) the depositary agreement or agreements relating to the Depositary Shares and the related depositary receipts have been duly authorized and validly executed and delivered by the Company and the depositary appointed by the Company; (C) the shares of Preferred Stock underlying the Depositary Shares have been deposited with the depositary under the applicable depositary agreement; and (D) the depositary receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the appropriate depositary agreement approved by the Company, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement, the Depositary Shares will be legally issued and will entitle their holders to the rights specified in the deposit agreement and the related depository receipts;

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4. With respect to the Warrants, when (A) the Board (or a committee thereof) has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof, and related matters; (B) the agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the Warrant Agent appointed by the Company; and (C) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered, and delivered in accordance with the appropriate agreements relating to the Warrants and the applicable definitive purchase, underwriting, or similar agreement approved by the Board or such officers upon payment of the consideration therefor provided for therein, the Warrants will be legally issued and such Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law);

5. With respect to the Debt Securities, when (A) the Board (or a committee thereof) has taken all necessary corporate action to approve the issuance and terms of any such Debt Securities; (B) the terms of such Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company; and (C) such Debt Securities have been duly authenticated and delivered in accordance with the applicable Indenture and issued and sold as contemplated in the Registration Statement and upon payment of the consideration for such Debt Securities as provided for in the applicable definitive purchase, underwriting or similar agreement, such Debt Securities will be legally issued and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law);

6. With respect to shares of Redemption Common Stock, when both (A) the Board (or a committee thereof) has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Redemption Common Stock and related matters; and (B) certificates representing the shares of Redemption Common Stock have been duly executed, countersigned, registered, and delivered (or non-certificated shares of Redemption Common Stock shall have been properly issued) in accordance with the Cactus Companies LLC Agreement, as amended, then the shares of Redemption Common Stock will be validly issued, fully paid, and nonassessable; and

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7. The Resale Common Stock proposed to be sold by the Selling Stockholders have been duly authorized and validly issued and are fully paid and nonassessable.

We express no opinions concerning (a) the validity or enforceability of any provisions contained in the Indentures that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or (b) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

The opinions set forth above are limited in all respects to the Delaware General Corporation Law and Delaware Limited Liability Company Act (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America, in each case as in effect on the date hereof, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.